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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) to be filed with the Securities and Exchange Commission on October 8, 1998 for the registration of shares of paired common stock of the Companies and to the incorporation by reference therein of our reports (a) dated February 9, 1998 with respect to the Consolidated Financial Statements and financial statement schedules of Patriot American Hospitality, Inc., the Consolidated Financial Statements of Wyndham International, Inc. and the Combined Financial Statements of Patriot American Hospitality, Inc. and Wyndham International, Inc. included in the 1997 Joint Annual Report on Form 10-K of Patriot American Hospitality, Inc. and Wyndham International, Inc.; and (b) dated January 23, 1997 (except for Note 8, as to which the date is September 30, 1997) with respect to the Consolidated Financial Statements of GAH-II, L.P. for the years ended December 31, 1996 and 1995, included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated September 30, 1997, as amended, both filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP

Dallas, Texas
October 1, 1998